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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
ALTIGEN COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTIGEN COMMUNICATIONS, INC.

Notice of Annual Meeting of Stockholders
To Be Held on February 12, 2004

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the Annual Meeting) of AltiGen Communications, Inc. (AltiGen), a Delaware corporation, will be held on February 12, 2004 at 10:00 a.m., local time, at the our principal executive offices, located at 4555 Cushing Parkway, Fremont, California 94538, for the following purposes:

          1.     To elect two Class II directors to serve for a three-year term expiring on the date on which our Annual Meeting of Stockholders is held in 2007.

          2.     To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending September 30, 2004.

          3.     To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record on the close of business on December 30, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

        You are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the self-addressed, postage-prepaid envelope enclosed for that purpose. Your shares will be voted in accordance with the instructions you give on the proxy. You can attend the Annual Meeting and vote in person even if you have returned a proxy. Please note, however, that if your shares are held in street name by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain a proxy issued in your name from that holder.

By Order of the Board of Directors
/s/ PHILIP M. MCDERMOTT
Philip M. McDermott Chief Financial Officer and Secretary

Fremont, California
January 9, 2004

YOUR VOTE IS IMPORTANT

        To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the self-addressed, enclosed envelope, which requires no postage if mailed in the United States.

ALTIGEN COMMUNICATIONS, INC.

PROXY STATEMENT

General

        The enclosed proxy is solicited on behalf of the Board of Directors of AltiGen Communications, Inc. (AltiGen) for use at the Annual Meeting of Stockholders to be held on February 12, 2004 at 10:00 a.m., local time (the Annual Meeting), or at any and all adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 4555 Cushing Parkway, Fremont, California 94538. Our telephone number is (510) 252-9712.

        These proxy solicitation materials were mailed on or about January 13, 2004 to all stockholders of record entitled to vote at the Annual Meeting.

Record Date and Voting Securities

        Only stockholders of record on the close of business on December 30, 2003 are entitled to notice of and to vote at the Annual Meeting. As of December 30, 2003, 14,124,819 shares of our Common Stock were issued and outstanding. No shares of our Preferred Stock were outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use:

  •
  by delivering to our secretary a written notice of revocation;

  •
  by delivering to our secretary a duly executed proxy bearing a later date; or

  •
  by attending the Annual Meeting and voting in person.

        Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy.

Voting and Discretionary Voting

        Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instruction on the proxy. Where no instructions are given, proxies will be voted FOR the director nominees, described herein, FOR the ratification of the auditors, and with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

        You are entitled to one vote for each share of Common Stock held on all matters presented at the Annual Meeting. You do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Solicitation

        This solicitation of proxies is made by the Board of Directors of AltiGen, and all costs associated with soliciting proxies will be borne by AltiGen. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting as of the record date. All shares represented at the meeting, whether in person or by a proxy, will be counted for the purpose of establishing a quorum.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including "withheld votes"), we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner, which we believe to be in accordance with Delaware law. Accordingly, abstentions will have the same effect as a vote against a proposal.

        Under current Delaware case law, broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted for purposes of determining the total number of shares present and entitled to vote with respect to a particular proposal on which the broker expressly has no instructions to vote. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but will not otherwise affect the outcome of the voting on a proposal.

Stockholder Nominations and Proposals

        Our bylaws provide that nominations for the election of directors and business proposed to be brought before any stockholder meeting may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally if such nomination or proposed business is properly brought before the meeting. Any stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of its intent to make such nomination or nominations or to propose such business. To be timely for an upcoming annual meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than one hundred twenty (120) calendar days prior to the date our proxy statement for the previous year's annual meeting was first mailed to stockholders, plus one year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.

Deadlines for Submission of Stockholder Proposals or Nominations

        Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (SEC) and our bylaws.

        Stockholders wishing to present a proposal or nomination at our2005 Annual Stockholder Meeting must submit such proposal to us by September 14, 2004 in order to be considered timely and whether or not such proposal or nomination is intended to be included in our proxy for the 2005 Annual Stockholder Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

        Pursuant to our bylaws, our Board of Directors is divided into three classes. The directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. We currently have five directors divided among the three classes as follows: Class I—Kenneth Tai and Tacheng Chester Wang; Class II—Richard Black and Wen-Huang (Simon) Chang; and Class III—Gilbert Hu. Mr. Wang was appointed to our Board of Directors in October 2003. The current term of the Class II directors expires at the Annual Meeting. Two Class II directors are to be elected at the Annual Meeting for a three-year term ending at the Annual Meeting in 2007 or when their successors are duly elected and qualified.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the two (2) Class II nominees named below. In the event that any of such nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the remaining members of the Board of Directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any nominee who will be unable or will decline to serve as a director.

Vote Required

        The two Class II nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

        The names of the directors, certain information about them and their ages as of September 30, 2003 are set forth below:

Name of Director	Age	Position or office held	Director Since	Term Expires
Nominees for Class II Director:
Richard Black(1)	70	Director	1999	2004
Wen-Huang (Simon) Chang(3)	50	Director	1994	2004
Directors Whose Terms Continue:
Class I
Kenneth Tai(1)(2)	53	Director	1998	2006
Tacheng Chester Wang(1)(2)	56	Director	2003	2006
Class III
Gilbert Hu(3)	46	President, Chief Executive Officer, Director	1994	2005

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Mr. Hu and Mr. Chang are brothers-in-law

Nominees for Class II Directors

        Richard Black.    Richard Black has a served as a director of Altigen since August 1999. Since March 1999, Mr. Black has served as vice-chairman of Oak Technology, Inc., a supplier of semiconductor products to the personal computer and consumer electronics markets. Mr. Black also served as President of Oak Technology from January 1998 to March 1999. Mr. Black serves on the board of directors of Gabelli Funds, Inc., an investment advisor and investment banking company, GSI Lumonics Inc., a manufacturer of laser scanning systems and components and Morgan Group, Inc., a public transportation services company. Mr. Black received a B.S. in engineering from Texas A&M University, an M.B.A from Harvard University and an honorary Ph.D. from Beloit College.

        Wen-Huang (Simon) Chang.    Wen-Huang (Simon) Chang has served as a director of Altigen since June 1994. Since 1999, Mr. Chang has served as president of Kane Investment Corporation, a venture capital firm. Mr. Chang received a B.S. in forest industry from the National Taiwan University in Taiwan. Mr. Chang is the brother-in-law of Gilbert Hu, our president, chief executive officer and a director.

Directors Whose Terms Continue

Class I Directors

        Kenneth Tai.    Kenneth Tai has served as a director of Altigen since April 1998. Since March 1996, Mr. Tai has been the chairman of InveStar Capital (Taiwan), Inc., a venture capital firm. Since April 1998, Mr. Tai also has served as the chairman of DigiTimes Publication, Inc., a daily electronic newspaper reporting on technology issues in Taiwan. Mr. Tai received a B.S. in electrical engineering from the National Chiao Tung University in Taiwan and an M.B.A. from Tamkang University in Taiwan.

        T. Chester Wang.    T. Chester Wang has served as a director of Altigen since October 2003. In April 2000, Mr. Wang co-founded Acorn Campus, LLC, a $100 million incubator/venture fund, where he currently serves as a general partner. Mr. Wang also is a founding member of Acorn Angels, an investor development support conglomerate. Prior to Acorn, from April 1984 to April 2000, Mr. Wang served as the chairman of Pacific Rim Financial Corp., a real estate development company. Mr. Wang received a B.S. in physics from Tsinghua University in Taiwan and a Ph.D. in physics from the University of Oregon.

Class III Director

        Gilbert Hu.    Gilbert Hu founded Altigen in 1994 and has served as our president, chief executive officer and a director since then. Mr. Hu received a B.S. in electrical engineering from National Chiao-Tung University in Taiwan and a M.S. in electrical engineering from Arizona State University. Mr. Hu is the brother-in-law of Wen-Huang (Simon) Chang, one of our directors.

Board Meetings and Committees

        Our Board of Directors held a total of four meetings during the fiscal year ended September 30, 2003. The committees of the Board of Directors include an Audit Committee and a Compensation Committee.

        We currently do not have a Nominating and Governance Committee. Pursuant to recent SEC rules adopted on November 25, 2003 that address disclosure of nominating committee functions, we intend to appoint a Nominating and Governance Committee as soon as possible. In the meantime, nominations for directors are based upon the recommendations of the Board of Directors. We do not pay fees to any third party to assist in the process of identifying or evaluating director candidates. We also do not have explicit policies and/or procedures regarding stockholder recommendations and/or nominations for candidates for directors and procedures for identifying and evaluating candidates for directors. We intend to outline such policies and/or procedures in a written charter for our Nominating Governance Committee when the committee is appointed. We have not rejected a timely director nominee from a stockholder or stockholders who own more than five percent (5%) of our voting stock.

        We also do not have specific procedures in place for our stockholders to send communications to our Board of Directors. Pursuant to SEC rules adopted on November 25, 2003 that address communications between security holders and boards of directors, we intend to implement a process for such communications in the near future.

        The Audit Committee currently consists of Messrs. Black, Wang and Tai. Mr. Wang became a member of the Audit Committees in October 2003, when he joined our Board of Directors. Each member of the Audit Committee is an "independent director" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards, as may be modified or supplemented to date. Furthermore, we have determined that Richard Black constitutes our audit committee financial expert. The Audit Committee held four meetings during the last fiscal year. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews and discusses with management the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in our financial statements. The Board of Directors adopted a written charter for the Audit Committee in November, 2000

        The Compensation Committee currently consists of Messrs. Wang and Tai. Mr. Wang became a member of the Compensation Committees in October 2003, when he joined our Board of Directors. Messrs. Wang and Tai are considered "independent directors" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards, as may be modified or supplemented to date. The Compensation Committee met four times in the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of executive officers and other managerial employees. The Compensation Committee also reviews and approves option grants.

        During the last fiscal year, no director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of the committees upon which that director served, held subsequent to his or her becoming a director or his or her appointment to such committee.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee serves on or has served on the board of directors or compensation committee of another entity that has one or more members serving on our Board of Directors or Compensation Committee.

Director Compensation

        The directors receive $1,000 cash compensation for attending each meeting of the Board of Directors and an additional $1,000 for each committee meeting, and are reimbursed for their reasonable and necessary expenses associated with attendance of such meetings. In addition to the cash compensation described above, in November 2002, all non-employee directors were granted options to purchase 10,000 shares of our Common Stock at $0.60 per share (the fair market value of our Common Stock as of the grant date) under the 1999 Stock Option Plan.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        On June 20, 2002, our Audit Committee approved (i) the dismissal of Arthur Andersen LLP as our independent public accountants and (ii) the appointment of Deloitte and Touche LLP as our independent public accountants for the fiscal year ended September 30, 2002.

        The report of Arthur Andersen LLP for the fiscal year ended September 30, 2001 contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal year ended September 30, 2001, and the interim period from October 1, 2001 through June 20, 2002, there were no disagreements between AltiGen and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report. No event described in paragraph (a) (1) (v) of Item 304 of Regulation S-K occurred within the fiscal year ended September 2001, or the interim period from October 1, 2001 through June 20, 2002.

        AltiGen did not consult with Deloitte & Touche LLP during the fiscal year ended September 2001, or during the interim period from October 1, 2001 through June 20, 2002, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events listed in paragraphs (a)(2)(i) and (ii) of Item 304 of Regulation S-K.

        Upon the recommendation of the Audit Committee, the Board of Directors selected Deloitte & Touche LLP, independent public accountants, to audit our financial statements for the fiscal year ending September 30, 2004 and recommends that the stockholders ratify this selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

        The affirmative vote of a majority of the total number of shares present and entitled to vote will be required to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending September 30, 2004.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

Audit Fees

        Deloitte & Touche LLP's fees for professional services rendered in connection with the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q for the past two fiscal years were approximately $244,000.

Tax Fees

        Deloitte & Touche LLP's fees for tax compliance, tax advice, and tax planning for the past two fiscal years were approximately $20,000 and $23,000, respectively. All these fees were pre-approved by our Audit Committee.

All Other Fees

        Deloitte & Touche LLP's fees for all other services rendered for the fiscal year ended September 30, 2002 and 2003, totaled approximately $4,500 and $7,500, respectively. All of these fees were pre-approved by our Audit Committee.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation earned for services rendered to AltiGen in all capacities for the three most recently completed fiscal years by our Chief Executive Officer; the three other executive officers and two other individuals who would have been "Named Executive Officers" but for the fact they were not executive officers of AltiGen as of September 30, 2003, based on salary and bonus earned or paid to such person during the fiscal year ended September 30, 2003 These individuals are referred to as the "Named Executive Officers" here and elsewhere in this proxy statement.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Securities Underlying Options
Gilbert Hu President and Chief Executive Officer	2003 2002 2001	$146,250 138,750 145,500	(1) (1)	$65,089 85,572 83,040	80,000 30,000 120,000
Philip McDermott Chief Financial Officer	2003 2002 2001	150,000 150,000 180,000		44,418 42,410 23,943	60,000 — 74,000
Tsyr-Yi (Shirley) Sun Vice President of Research & Development	2003 2002 2001	142,350 135,050 139,500	(1) (1)	— — —	40,000 29,200 65,000
Simon Chouldjian Vice President of Hardware Engineering	2003 2002 2001	85,800 94,600 130,250	(1)(2) (1)(2)	— — —	20,000 10,000 26,000
Michael Plumer National Sales Director	2003 2002 2001	92,625 87,875 94,667	(1) (1)	73,877 76,610 70,912	25,000 29,000 34,000
Brian Armstrong Eastern Region Sales Director	2003 2002 2001	77,500 70,000 52,500		86,016 89,763 31,760	21,000 — 18,000

(1)
The salaries for the 2002 fiscal year and the 2003 fiscal year reflect a temporary 10% reduction from Jan 1, 2002 to December 31, 2002 in lieu of an option to purchase our Common Stock at $0.93 per share (the fair market value as of the grant date).

(2)
Mr. Chouldjian's salaries for the 2002 fiscal year and the 2003 fiscal year are prorated to reflect his transition to a less than 40-hour work week beginning in January 1, 2002.

Option Grants in Last Fiscal Year

        The following table sets forth certain information with respect to stock options granted to the Named Executive Officers in fiscal year 2003. The figures representing percentages of total options granted are based on an aggregate of 873,000 options granted by AltiGen during the fiscal year ended September 30, 2003 to employees, including the Named Executive Officers.

        Also shown below is the potential realizable value over the term of the option. In accordance with the rules of the SEC, we based the calculation of the potential realizable value on the term of the option at its time of grant, and have assumed that:

  •
  the value of AltiGen's stock at the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and

  •
  the option is exercised and sold on the last day of its term for the appreciated stock price.

        These amounts are based on 5% and 10% assumed rates of appreciation and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock. The gains shown are net of the option exercise price but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of Common Stock. Unless otherwise indicated, the options in this table were granted under the 1999 Stock Option Plan, have 10-year terms, and vest over a period of four years. Twenty-five percent (25%) of the shares subject to each option will vest on the first anniversary of the vesting start date, and 1/48th of the shares subject to each option will vest each month thereafter. All of the options have exercise prices equal to the fair market value of our Common Stock on the date of grant.

		Percent of Total Options Granted to Employees In Fiscal Year 2003			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term ($)
	Number of Securities Underlying Options Granted (#)
			Exercise Price Per Share ($/share)
Name				Expiration Date(1)
					5%	10%
Gilbert Hu	80,000	9.16%	$0.60	11/11/12	$30,187	$76,500
Philip McDermott	60,000	6.87%	$0.60	11/11/12	22,640	57,375
Tsyr-Yi (Shirley) Sun	40,000	4.58%	$0.60	11/11/12	15,093	38,250
Simon Chouldjian	20,000	2.29%	$0.60	11/11/12	7,547	19,125
Michael Plumer	25,000	2.86%	$0.60	11/11/12	9,433	23,906
Brian Armstrong	21,000	2.41%	$0.60	11/11/12	7,924	20,081

(1)
The options may terminate before their expiration dates if the optionee's status as a service provider is terminated.

Aggregate Option Exercises in Last Fiscal Year

        The following table summarizes the value of options held at September 30, 2003 by our Named Executive Officers. The value of unexercised in-the-money options at September 30, 2003 figures in the right-hand columns are based on the difference between $2.99, which is the closing price of our Common Stock as quoted on the Nasdaq SmallCap Market as of the close of business on September 30, 2003, and each option's per-share exercise price, multiplied by the number of shares issued upon exercise of the option.

Aggregated Option Exercises in Last Fiscal Year

			Number of Securities Underlying Unexercised Options at September 30, 2003 (#)
					Value of Unexercised In-the- money Options at September 30, 2003 ($)
	Shares Acquired on Exercise (#)
		Value Realized ($)
			Vested	Unvested	Vested	Unvested
Gilbert Hu	—	—	141,722	88,278	$254,906	$209,494
Philip McDermott	—	—	69,860	64,140	108,661	152,549
Tsyr-Yi (Shirley) Sun	—	—	152,813	43,674	252,674	103,720
Simon Chouldjian	—	—	79,328	24,583	178,490	57,928
Michael Plumer	—	—	60,872	40,001	117,222	94,011
Brian Armstrong	—	—	10,582	28,418	18,698	64,012

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of AltiGen's previous filings under the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee report on executive compensation shall not be incorporated by reference into any such filings, nor shall such report be incorporated by reference into any future filings.

        Appointed on June 2, 1999, the Compensation Committee is charged with the responsibility of reviewing all aspects of AltiGen's executive compensation programs and administering AltiGen's stock option plans. The Compensation met four times in the fiscal year ended September 30, 2003.

Compensation Philosophy

        AltiGen's executive compensation policies are designed to attract and retain qualified executives who will contribute to its long-term success, to reward executives for achieving AltiGen's financial goals, and to align executive compensation and stockholder interests through equity-based plans. The Compensation Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which AltiGen can positively affect long-term stockholder return. Furthermore, the Compensation Committee believes that, in order to attract and retain the most qualified executives in the industry, AltiGen's compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentives to executive officers, a portion of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

Compensation Plans

        The following are the key components of the AltiGen's executive officer compensation:

        Base Compensation.    The Compensation Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries.

        Bonus.    AltiGen's executive bonus plan provides for incentive compensation to some but not all of its executive officers and other key employees and will be determined by a percentage of AltiGen's revenue or accounts receivable collected. Individual performance is measured based on goals related to each person's function within the organization.

        Long-Term Incentive Compensation.    AltiGen's option plans provide for long-term incentive compensation for employees of AltiGen, including executive officers. These awards give employees an equity interest in AltiGen, thereby aligning the interests of executive officers and stockholders and providing incentives to maximize stockholder value.

Compensation of Chief Executive Officer

        Base Salary:    Mr. Hu's annual salary was $146,250 for 2003.

        Annual Incentive (Bonus):    Mr. Hu's cash bonus for 2003 of $65,089 was determined by the performance of AltiGen.

        Long-Term Incentive Awards:    In November 2002, Mr Hu was granted stock options of 80,000 shares of our Common Stock at a price of $0.60 per share, which was the fair market value of our Common Stock on the date of grant. Twenty-five percent (25%) of the shares subject to the option will vest on the first anniversary of the vesting start date, and 1/48th of the shares subject to the option will vest each month after. The option becomes fully exercisable four years from the date of grant and will expire ten years after the date of grant. In determining the amount of stock to grant Mr. Hu, the Compensation Committee considered, without placing specific weight on any one factor, the performance of AltiGen and relative total stockholder return, the value of such awards granted to other chief executive officers in the Nasdaq Telecommunications Index and in similar industries, and the number of stock options and common stock units granted in prior years.

Tax Deductability of Executive Compensation

        The Compensation Committee has considered the impact of Internal Revenue Code Section 162(m). Section 162(m) does not allow any publicly held corporation to deduct individual compensation exceeding $1 million in a taxable year for certain employees of the company. There is an exception to this rule under Section 162(m)(4)(C) for certain performance-based compensation. The Compensation Committee believes that the total compensation paid by AltiGen will not affect the tax deductions available to it with respect to the compensation of any of its executive officers.

The Compensation Committee
Kenneth Tai Tacheng Chester Wang

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following is the report of the Audit Committee with respect to the AltiGen's audited financial statements for the fiscal year ended September 30, 2003. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that AltiGen specifically incorporates such information by reference into such filing.

        Appointed on June 2, 1999, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews and discusses with management the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in AltiGen's financial statements. Each member of the Audit Committee is an "independent director" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards, as may be modified or supplemented to date. Furthermore, we have determined that Richard Black constitutes our audit committee financial expert.

Audited Financial Statements

        The Audit Committee has reviewed and discussed with management the audited financial statements prepared for the fiscal year ended September 30, 2003. In addition, the Audit Committee discussed the audited financials with Deloitte & Touche LLP, AltiGen's independent auditors for the last fiscal year, including such items required to be discussed by Statement on Auditing Standards No.61 (codification of statements on Auditing Standards) requirements. The Audit Committee has also received a letter and other written disclosures from Deloitte and Touche LLP required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees) as to Deloitte & Touche LLP's independence, and has discussed with Deloitte and Touche LLP, the independence of AltiGen's independent accountants.

        Based upon these discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in AltiGen's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

The Audit Committee
Richard Black Kenneth Tai Tacheng Chester Wang

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return data for the our stock for the period beginning October 4, 1999 (the date on which our stock was first publicly traded on The Nasdaq National Market) and ended on September 30, 2003 to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Nasdaq Telecomm Index. The graph assumes that $100 was invested on October 4, 1999 in our Common Stock and in each of the comparative indices, assuming the reinvestment of any dividends. The graph further assumes that such amount was initially invested in our Common Stock at a per share price of $10, the price at which we first offered such stock to the public on the date of our initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	Cumulative Total Return
	10/99	9/00	9/01	9/02	9/03
AltiGen Communications, Inc	100.00	40.61	8.50	4.60	29.90
Nasdaq Stock Market	100.00	90.36	52.95	41.41	63.91
Nasdaq Telecommunications Index	100.00	71.91	31.99	13.91	25.41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of December 30, 2003. The table shows ownership by:

  •
  each person or entity known to us to beneficially own five percent (5%) or more of the shares of our outstanding stock;

  •
  each of our directors;

  •
  each of our Named Executive Officers;

  •
  each nominee for director, if such person is not currently a director or executive officer; and

  •
  all of our directors, executive officers, and director nominees as a group.

        This information is based on information received from or on behalf of the named individuals. The column entitled "Options" consists of shares of common stock subject to options exercisable or currently exercisable within 60 days of December 30, 2003, which are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options. As of December 30, 2003 AltiGen had 14,124,819 shares outstanding.

        Unless otherwise indicated, the principal address of each of the stockholders below is: c/o AltiGen Communications, Inc., 4555 Cushing Parkway, Fremont, California 94538. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Options	Percentage of Shares Beneficially Owned
Directors and Executive Officers
Gilbert Hu(1)(5)	1,467,058	245,413	11.9%
Kenneth Tai(2)	900,389	35,571	6.6%
Wen-Huang (Simon) Chang(3)(5)	661,138	35,571	4.9%
Tsyr-Yi (Shirley) Sun	12,552	227,733	1.7%
Philip McDermott	7,871	209,619	1.5%
Simon Chouldjian	4,900	151,776	1.1%
Michael Plumer	9,620	101,464	*
Richard Black	5,000	35,571	*
Brian Armstrong	—	19,019	*
Tacheng Chester Wang(4)	—	—	*
All directors and executive officers as a group (10 persons)	3.068,528	1,061,737	27.2%

*
Less than 1%

(1)
Includes 11,978 shares registered in the name of Mr. Hu's wife May Mei Kuei-Rong Hu, 99,841 shares registered in the name of Mr. Hu's daughter Michelle Hu, and 99,841 shares registered in the name of Mr. Hu's daughter Stephanie Hu.

(2)
Includes shares held by the following affiliated entities: 598,927 shares registered in the name of InveStar Burgeon Venture Capital, Inc.; 99,821 shares registered in the name of InveStar Dayspring Venture Group, Inc.; 99,821 shares registered in the name of InveStar Excelsus Venture Capital (Int'l) Inc., LDC; and 99,820 shares registered in the name of Forefront Venture Partners, L.P. Mr. Tai is a general partner of all of the above entities and disclaims beneficial ownership of the securities held by the entities except for his proportional interest in the entities.

(3)
Includes 170,964 shares registered in the name of Mr. Chang's wife Hsiang-Li Chang Hu, and 143,741 shares registered in the name of Mr. Chang's daughter Ya-Ting Chang.

(4)
Mr. Wang began serving on our Board of Directors in October 2003 and currently does not own, or have any right to acquire shares of our Common Stock.

(5)
Mr. Hu and Mr. Chang are brothers-in-law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contract with Philip McDermott

        In June 1999, we entered into an employment agreement with Philip McDermott, our chief financial officer. Mr. McDermott currently holds options for 204,619 shares of our Common Stock. The agreement provides that, in the event of a change of control of AltiGen immediately after which Mr. McDermott no longer holds the title and responsibilities of chief financial officer (or a position of similar title and responsibilities), all of his options immediately will vest and become exercisable.

Loan to Gilbert Hu

        On August 31, 2000, we granted $1 million loan to Gilbert Hu, our president and chief executive officer and a significant stockholder, in exchange for a secured promissory note with a one-year term bearing interest at 6.88%. On December 28, 2002, Mr. Hu retired the note by paying the outstanding balance of the note.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Securities Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

        To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2003, all executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, other than the following late filings:

        In November 2002, Richard Black was granted an option to purchase 10,000 shares of our Common Stock at $0.60 per share (the fair market value of our Common Stock as of the grant date) under the 1999 Stock Option Plan. Mr. Black never filed a Form 4 or 5 for this grant. Mr. Black intends to file a Form 5 as soon as possible.

        In November 2002, Wen-Huang (Simon) Chang was granted an option to purchase 10,000 shares of our Common Stock at $0.60 per share (the fair market value of our Common Stock as of the grant date) under the 1999 Stock Option Plan. Mr. Chang never filed a Form 4 or 5 for this grant. Mr. Chang intends to file a Form 5 as soon as possible.

        In November 2002, Kenneth Tai was granted an option to purchase 10,000 shares of our Common Stock at $0.60 per share (the fair market value of our Common Stock as of the grant date) under the 1999 Stock Option Plan. Mr. Tai never filed a Form 4 or 5 for this grant. Mr. Tai intends to file a Form 5 as soon as possible.

        In November 2002, Gilbert Hu was granted an option to purchase 80,000 shares of our Common Stock at $0.60 per share (the fair market value of our Common Stock as of the grant date) under the 1999 Stock Option Plan. Mr. Hu never filed a Form 4 or 5 for this grant. Mr. Hu intends to file a Form 5 as soon as possible.

        In November 2002, Philip McDermott was granted an option to purchase 60,000 shares of our Common Stock at $0.60 per share (the fair market value of our Common Stock as of the grant date) under the 1999 Stock Option Plan. Mr. McDermott never filed a Form 4 or 5 for this grant. Mr. McDermott intends to file a Form 5 as soon as possible.

        In November 2002, Tsyr-Yi (Shirley) Sun was granted an option to purchase 40,000 shares of our Common Stock at $0.60 per share (the fair market value of our Common Stock as of the grant date) under the 1999 Stock Option Plan. Ms. Sun never filed a Form 4 or 5 for this grant. Ms. Sun intends to file a Form 5 as soon as possible.

        In November 2002, Simon Chouldjian was granted an option to purchase 20,000 shares of our Common Stock at $0.60 per share (the fair market value of our Common Stock as of the grant date) under the 1999 Stock Option Plan. Mr. Chouldjian never filed a Form 4 or 5 for this grant. Mr. Plumer intends to file a Form 5 as soon as possible.

OTHER MATTERS

        We do not know of any other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, or at any and all adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ PHILIP M. MCDERMOTT
Philip M. McDermott Chief Financial Officer and Secretary

Dated: January 9, 2004

PROXY

ALTIGEN COMMUNICATIONS, INC.

4555 CUSHING PARKWAY
FREMONT, CA 94538

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints Gilbert Hu, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of AltiGen Communications, Inc. (the "Company") held of record by the undersigned on December 30, 2003 at the Annual Meeting of Stockholders to be held on February 12, 2004 and any adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

        PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

☒	Please mark votes as in this example.
1.	Election of Directors.
Nominees: Richard Black and Wen-Huang (Simon) Chang FOR ALL NOMINEES ☐ WITHHELD FROM ALL NOMINEES ☐
☐ For all nominees except as noted above
2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

        In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

        MARK HERE ☐ FOR ADDRESS CHANGE AND NOTE AT LEFT

        Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:

Signature:	Date:

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS